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   Amendment dated as of September 3, 1997, to Master Note Agreement, dated June 10, 1985, as amended (the "Agreement") by and between Nordstrom Credit, Inc. and Morgan Guaranty Trust Company of New York, as custodian, fiduciary and advisor.

   WHEREAS, the parties hereto wish to amend the Agreement so as to change the rate at which interest under the Agreement is computed;

   Now, Therefore, the parties hereto agree as follows:

   1. The third paragraph of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

The principal amount of each such note shall be specified from time to time in the manner hereinafter provided. Each such note shall be dated as of the date of its issue and shall bear interest from said date on the principal amount from time to time outstanding, payable on the first day of each month, at a rate per annum for each day equal to the One Month LIBOR Rate (as hereinafter defined) for such day, less fourteen
(14) basis points, or, if such day is not a business day, the rate for the immediately preceding business day. For the purposes of this Agreement the term One Month LIBOR Rate shall mean the one month USD LIBOR Rate (British Bankers Association) quoted on page 3750 of Telerate. If the One Month LIBOR Rate is not available for any business day, the applicable rate for such day shall be the one month LIBOR rate for such day as determined by you, in a commercially reasonable manner, on the basis of quotations received by you from three U.S. money center banks of recognized standing. For purposes of computing interest, principal amounts loaned hereunder shall be deemed to be outstanding on the date loaned but not on the date repaid.

   2. Except as hereby expressly amended, the Agreement and all the terms, conditions and provisions thereof shall continue in full force and effect.

   IN WITNESS WHEREOF, the parties have hereto set their names as at the date first above written.


MORGAN GUARANTY TRUST COMPANY               NORDSTROM CREDIT, INC.
OF NEW YORK


By:   /s/ Robert R. Johnson                 By:    /s/John C. Walgamott
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Title: Vice President                       Title: President
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